NETSCOUT Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results
and Announces Executive Transitions

WESTFORD, Mass., May 8, 2025 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise performance management, carrier service assurance, cybersecurity, and DDoS protection solutions, today announced financial results for its fourth quarter and full fiscal year ended March 31, 2025, and also announced that Chief Operating Officer (COO) Michael Szabados and Chief Financial Officer (CFO) Jean Bua will step down from their current roles effective May 31, 2025, as they enter retirement and transition into advisory roles through June 2026. As part of a planned succession, Sanjay Munshi, the Company’s Deputy COO, and Anthony Piazza, the Company’s Deputy CFO, will become COO and CFO, respectively, effective June 1, 2025.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

Fourth Quarter and Fiscal Year 2025 Financial Performance and Outlook for Fiscal Year 2026

"We closed fiscal year 2025 revenue on a strong note, with fourth-quarter revenue exceeding our expectations, driven by solid performance in our Cybersecurity product line. We are also pleased with our full-year revenue performance. These results were in line with our prior year revenue results after adjusting for the divestiture of the Test Optimization business. These results reflect the resilience of our business and the strong focus of our teams and were achieved against a challenging comparison since the prior year’s revenue benefited from significant backlog-driven gains.”

“As we look ahead to fiscal year 2026, we remain encouraged by the momentum in our Cybersecurity solutions and are focused on returning to revenue growth. While we remain cautious given the broader economic uncertainty, we’re committed to disciplined cost management to preserve flexibility. Our long-term strategy is unchanged—we will continue to invest in innovation, deepen relationships with our customers, and leverage our mission-critical solutions to support the evolving performance, availability, and security needs of today’s complex digital environments. With a strong financial foundation and a clear strategic direction, we believe NETSCOUT is well positioned for sustainable, long-term success."

Leadership Transition

“On behalf of our board and executive team, I want to thank Jean and Michael for their many contributions in support of NETSCOUT over the years,” said Singhal. “We wish them every success in retirement and are pleased they will continue to support the company in an advisory capacity over the next year.”

“We are fortunate to have capable and experienced leaders like Sanjay and Tony ready to take on the roles of COO and CFO. Sanjay has more than 30 years of experience in the networking and cybersecurity industry and has led strategic innovations for NETSCOUT’s network and application performance, security analytics, and DDoS prevention solutions. With 30 years of experience, Tony has been instrumental in shaping our financial strategy, bringing deep expertise across financial planning and analysis, treasury, risk management, taxation, real estate, and investor relations. I look forward to partnering with Sanjay and Tony as we continue to deliver value for our stakeholders.”

Q4 FY25 Financial Results

Total revenue for the fourth quarter of fiscal year 2025 was $205.0 million, compared with $203.4 million in the fourth quarter of fiscal year 2024.

Product revenue for the fourth quarter of fiscal year 2025 was $89.5 million, or approximately 44% of total revenue in the period. This compares with product revenue of $89.4 million in the fourth quarter of fiscal year 2024, which was approximately 44% of total revenue in the period. As of March 31, 2025, NETSCOUT had a total combined product backlog of $33.1 million, which includes $25.1 million of fulfillable backlog, $0.9 million of radio frequency propagation modeling projects, and $7.1 million related to one multi-year customer enterprise license commitment. This compares to $6.8 million at March 31, 2024, consisting of $2.5 million of fulfillable backlog and $4.3 million of radio frequency modeling projects. Additionally, as of March 31, 2025, there is $8.3 million of radio frequency modeling projects in deferred revenue compared with $1.2 million at March 31, 2024.

Service revenue for the fourth quarter of fiscal year 2025 was $115.5 million, or approximately 56% of total revenue in the period. This compares with service revenue of $114.0 million in the fourth quarter of fiscal year 2024, which was approximately 56% of total revenue for the period.

NETSCOUT’s income from operations (GAAP) was $19.9 million in the fourth quarter of fiscal year 2025. This compares with a loss from operations (GAAP) of $37.0 million in the fourth quarter of fiscal year 2024. The Company’s operating margin (GAAP) was 9.7% in the fourth quarter of fiscal year 2025, versus negative 18.2% in the same period of fiscal year 2024. Non-GAAP income from operations was $47.3 million with a non-GAAP operating margin of 23.1% in the fourth quarter of fiscal year 2025. This compares to non-GAAP income from operations of $39.0 million and a non-GAAP operating margin of 19.2% in the fourth quarter of fiscal year 2024. Non-GAAP EBITDA from operations in the fourth quarter of fiscal year 2025 was $50.3 million, or 24.5% of quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $42.9 million in the fourth quarter of fiscal year 2024, or 21.1% of quarterly revenue for the period. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.

Net income (GAAP) for the fourth quarter of fiscal year 2025 was $18.6 million, or $0.25 per share (diluted), versus a net loss (GAAP) of $32.4 million, or $(0.46) per share (diluted), which included a non-cash goodwill impairment charge, for the fourth quarter of fiscal year 2024. On a non-GAAP basis, net income for the fourth quarter of fiscal year 2025 was $38.0 million, or $0.52 per share (diluted), compared with $39.8 million, or $0.55 per share (diluted), for the fourth quarter of fiscal year 2024.

As of March 31, 2025, cash, cash equivalents, short and long-term marketable securities and investments were $492.5 million, compared with $427.9 million as of December 31, 2024, and $424.1 million as of March 31, 2024. NETSCOUT did not repurchase any shares of its common stock during the fourth quarter of fiscal year 2025. The Company had no debt outstanding under its revolving credit facility as of March 31, 2025. The Company’s $600 million revolving credit facility will expire in October 2029.

Full Year FY25 Financial Results

▪Total revenue for the full fiscal year 2025 was $822.7 million, compared with total revenue of $829.5 million in fiscal year 2024.
▪Product revenue for fiscal year 2025 was $359.9 million, compared with $360.4 million in fiscal year 2024.
▪Service revenue for the fiscal year 2025 was $462.8 million, compared with $469.0 million in fiscal year 2024.
▪NETSCOUT’s loss from operations (GAAP) for fiscal year 2025 was $367.6 million, which includes total non-cash goodwill charges of $427.0 million. This compares with a loss from operations (GAAP) of $149.8 million in fiscal year 2024, which included a non-cash goodwill charge of $217.3 million. The Company’s operating margin (GAAP) for fiscal year 2025 was negative 44.7%, versus negative 18.1% in fiscal year 2024. The Company’s non-GAAP income from operations for the fiscal year 2025 was $195.1 million with a non-GAAP operating margin of 23.7%, compared with non-GAAP income from operations of $187.1 million and a non-GAAP operating margin of 22.6% for fiscal year 2024. The Company’s non-GAAP EBITDA from operations for fiscal year 2025 was $208.4 million, or 25.3% of total revenue, compared with non-GAAP EBITDA from operations of $205.0 million, or 24.7% of total revenue for fiscal year 2024. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.
▪For fiscal year 2025, NETSCOUT’s net loss (GAAP) was $366.9 million, or $(5.12) per share (diluted). This compares with net loss (GAAP) of $147.7 million, or $(2.07) per share (diluted), in fiscal year 2024. Both fiscal year results include non-cash goodwill impairment charges as mentioned above. Non-GAAP net income for fiscal year 2025 was $160.4 million, or $2.22 per share (diluted), compared with non-GAAP net income of $159.1 million, or $2.20 per share (diluted), for fiscal year 2024.
▪During fiscal year 2025, NETSCOUT repurchased approximately 1.4 million shares of its common stock for an aggregate of approximately $25.3 million through its share repurchase program.

Financial Outlook

The Company’s financial outlook for fiscal year 2026 is anticipated to be as follows:
▪Revenue in the range of $825 million to $865 million.
▪GAAP net income per share (diluted) in the range of $1.07 to $1.22. Non-GAAP net income per share (diluted) in the range of $2.25 to $2.40.
▪A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2026 outlook is included in the financial tables below.

Recent Developments and Highlights

▪In early April 2025, NETSCOUT announced the findings from its 2nd-half 2024 DDoS Threat Intelligence Report revealing how Distributed Denial of Service (DDoS) attacks have emerged as the go-to tool for cyber warfare, becoming a dominant means of attacks linked to sociopolitical events such as elections, civil protests, and policy disputes. With the increase in enterprise servers and routers being exploited, DDoS attacks are evolving and adapting faster than ever, creating a challenge for defenders and those entrusted with protecting critical infrastructure networks and service availability.
▪In late February 2025, NETSCOUT announced it enhanced its Arbor Threat Mitigation System (TMS) Adaptive DDoS Protection solution with additional AI/ML functionality to better detect and block malicious traffic. Distributed Denial of Service (DDoS) attacks targeting critical IT infrastructure and services have increased by 55% over the past four years. To combat these attacks, organizations, enterprises and service providers require AI/ML-enabled solutions that can continually adapt to threats, using proactive, intelligence-driven security strategies to protect their networks.

About Sanjay Munshi and Anthony Piazza

Mr. Munshi joined NETSCOUT in 2017 as Vice President, Product Management, rising to the position of Senior Vice President of Products in 2022, before being named Deputy COO in April of 2024. Prior to joining NETSCOUT, Mr. Munshi served as Senior Director, Product Management and Marketing at Brocade Communications Systems from 2010 to 2017 and was responsible for product management, product marketing and technical marketing functions for analytics software solutions for mobile and cloud operators. He previously held senior management positions at Extreme Networks, Nortel, and Bay Networks. Mr. Munshi has a MS in computer engineering from San Jose State University.

Mr. Piazza joined NETSCOUT in 2015 as its Vice President of Corporate Finance and was named SVP of Corporate Finance in 2022 and Deputy Chief Financial officer in May of 2024. Prior to joining NETSCOUT, Mr. Piazza worked at Iron Mountain from 1997 to 2014, rising to the level of SVP of Enterprise Finance. His previous roles at Iron Mountain included SVP of Global Real Estate, VP of Real Estate Finance & Operations, Assistant Treasurer, and Acquisition & SEC Reporting Accountant. In all, his responsibilities included management of critical finance, accounting, and control functions; the financial integration of multiple mergers and acquisitions; and long-term strategic planning for the company’s real estate portfolio; and investor relations. From 1993 to 1997, Mr. Piazza was a senior auditor at Grant Thornton. He has a B.S. in accountancy and an M.B.A. from Bentley University, and is a certified public accountant.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its fourth-quarter and full fiscal year 2025 financial results and financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9708. The conference call ID is NTCTQ425. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 727-6189 for U.S./Canada and (402) 220-2671 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (Non-GAAP EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share-based compensation expense, and acquisition-related depreciation expense. Non-GAAP income from operations includes the aforementioned adjustments and also removes restructuring charges, goodwill impairment charges, gain on the divestiture of a business, and legal (benefit) expense related to civil judgments. Non-GAAP operating margin includes the foregoing adjustments related to non-GAAP income from operations. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes loss on extinguishment of debt, and change in fair value of derivative instruments, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations removes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release and on the accompanying conference call and webcast includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements including, without limitation, statements regarding NETSCOUT’s financial results, its financial outlook and expectations, that NETSCOUT remains encouraged by the momentum in its Cybersecurity offering and is focused on returning to revenue growth, that it remains cautious given the broader economic uncertainty and is committed to disciplined cost management to preserve flexibility, that its long-term strategy is unchanged as it plans to continue to invest in innovation, deepen relationships with its customers, and leverage its mission-critical solutions to support the evolving performance, availability, and security needs of today’s complex digital environments, that it has a strong financial foundation and a clear strategic direction and believes NETSCOUT is well positioned for sustainable, long-term success, statements relating to the potential benefit of a market for the Company’s products and regarding product releases, updates, and functionality, as well as statements regarding the executive transitions, all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; international trade policies, including trade protection measures such as tariffs, sanctions and trade barriers; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission on May 16, 2024, and subsequently filed reports. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2025 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Contacts: Investors Media
Tony Piazza     Chris Lucas
Deputy CFO         AVP, Marketing & Corporate Communications
978-614-4000 978-614-4124
IR@netscout.com Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue:
Product	$89,517	$89,406	$359,894	$360,444
Service	115,470	114,037	462,785	469,011
Total revenue	204,987	203,443	$822,679	829,455
Cost of revenue:
Product	15,657	16,051	57,463	64,057
Service	30,040	34,289	121,272	123,355
Total cost of revenue	45,697	50,340	178,735	187,412
Gross profit	159,290	153,103	643,944	642,043
Operating expenses:
Research and development	36,737	43,558	152,864	161,213
Sales and marketing	66,562	61,909	268,051	270,979
General and administrative	23,917	21,911	96,724	95,886
Amortization of acquired intangible assets	11,583	12,547	46,440	50,337
Restructuring charges	605	—	20,500	—
Goodwill impairment	—	50,154	426,967	217,260
Gain on divestiture of a business	—	—	—	(3,806)
Total operating expenses	139,404	190,079	1,011,546	791,869
Income (loss) from operations	19,886	(36,976)	(367,602)	(149,826)
Interest and other income (expense), net	(1,685)	4,044	1,808	5,316
Income (loss) before income tax expense (benefit)	18,201	(32,932)	(365,794)	(144,510)
Income tax expense (benefit)	(416)	(513)	1,128	3,224
Net income (loss)	$18,617	$(32,419)	$(366,922)	$(147,734)

Basic net income (loss) per share	$0.26	$(0.46)	$(5.12)	$(2.07)
Diluted net income (loss) per share	$0.25	$(0.46)	$(5.12)	$(2.07)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	71,862	71,164	71,627	71,474
Net income (loss) per share - diluted	73,410	71,164	71,627	71,474

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31,	March 31,
	2025	2024
Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$491,473	$423,133
Accounts receivable and unbilled costs, net	163,654	192,096
Inventories and deferred costs	12,891	14,095
Prepaid expenses and other current assets	45,166	43,170
Total current assets	713,184	672,494

Fixed assets, net	21,529	26,487
Operating lease right-of-use assets	37,717	42,486
Goodwill and intangible assets, net	1,335,073	1,811,479
Long-term marketable securities	1,004	994
Other assets	78,071	41,362
Total assets	$2,186,578	$2,595,302

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,208	$14,506
Accrued compensation	56,696	51,362
Accrued other	20,280	15,429
Deferred revenue and customer deposits	301,753	301,806
Current portion of operating lease liabilities	10,995	11,979
Total current liabilities	407,932	395,082

Other long-term liabilities	8,210	7,055
Deferred tax liability	2,643	4,374
Accrued long-term retirement benefits	27,379	28,413
Long-term deferred revenue and customer deposits	147,510	130,212
Operating lease liabilities, net of current portion	32,509	38,101
Long-term debt	—	100,000
Total liabilities	626,183	703,237

Stockholders' equity:
Common stock	134	131
Additional paid-in capital	3,255,333	3,181,366
Accumulated other comprehensive income	4,073	3,572
Treasury stock, at cost	(1,654,702)	(1,615,483)
(Accumulated deficit) Retained earnings	(44,443)	322,479
Total stockholders' equity	1,560,395	1,892,065
Total liabilities and stockholders' equity	$2,186,578	$2,595,302

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2025	2024	2024	2025	2024

Revenue	$204,987	$203,443	$252,019	$822,679	$829,455

Gross Profit (GAAP)	$159,290	$153,103	$205,407	$643,944	$642,043
Share-based compensation expense (1)	2,090	2,305	2,196	9,806	10,229
Amortization of acquired intangible assets (2)	993	1,637	994	3,978	6,549
Acquisition related depreciation expense (3)	1	1	1	6	12
Non-GAAP Gross Profit	$162,374	$157,046	$208,598	$657,734	$658,833

Income (Loss) from Operations (GAAP)	$19,886	$(36,976)	$61,713	$(367,602)	$(149,826)
GAAP Operating Margin	9.7%	(18.2)%	24.5%	(44.7)%	(18.1)%
Share-based compensation expense (1)	14,199	16,146	14,502	64,785	70,799
Amortization of acquired intangible assets (2)	12,576	14,184	12,595	50,418	56,886
Restructuring charges	605	—	923	20,500	—
Goodwill impairment	—	50,154	—	426,967	217,260
Acquisition related depreciation expense (3)	11	11	13	47	119
Gain on divestiture of a business	—	—	—	—	(3,806)
Legal (benefit) expense related to civil judgments (4)	—	(4,510)	—	—	(4,380)
Non-GAAP Income from Operations	$47,277	$39,009	$89,746	$195,115	$187,052
Non-GAAP Operating Margin	23.1%	19.2%	35.6%	23.7%	22.6%

Net Income (Loss) (GAAP)	$18,617	$(32,419)	$48,810	$(366,922)	$(147,734)
Share-based compensation expense (1)	14,199	16,146	14,502	64,785	70,799
Amortization of acquired intangible assets (2)	12,576	14,184	12,595	50,418	56,886
Restructuring charges	605	—	923	20,500	—
Goodwill impairment	—	50,154	—	426,967	217,260
Acquisition related depreciation expense (3)	11	11	13	47	119
Gain on divestiture of a business	—	—	—	—	(3,806)
Legal (benefit) expense related to civil judgments (4)	—	(4,510)	—	—	(4,380)
Loss on extinguishment of debt (5)	—	—	1,134	1,134	—
Change in fair value of derivative instrument (6)	—	—	—	—	(206)
Income tax adjustments (7)	(8,004)	(3,743)	(9,695)	(36,503)	(29,828)
Non-GAAP Net Income	$38,004	$39,823	$68,282	$160,426	$159,110

Diluted Net Income (Loss) Per Share (GAAP)	$0.25	$(0.46)	$0.67	$(5.12)	$(2.07)
Share impact of non-GAAP adjustments identified above	0.27	1.01	0.27	7.34	4.27
Non-GAAP Diluted Net Income Per Share	$0.52	$0.55	$0.94	$2.22	$2.20

Shares used in computing non-GAAP diluted net income per share	73,410	72,345	72,569	72,235	72,294

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		March 31,		December 31,	March 31,
		2025	2024	2024	2025	2024

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$283	$303	$287	$1,296	$1,330
	Cost of service revenue	1,807	2,002	1,909	8,510	8,899
	Research and development	4,062	4,409	4,074	17,956	19,281
	Sales and marketing	4,915	5,736	5,071	22,765	25,375
	General and administrative	3,132	3,696	3,161	14,258	15,914
	Total share-based compensation expense	$14,199	$16,146	$14,502	$64,785	$70,799
(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$993	$1,637	$994	$3,978	$6,549
	Operating expenses	11,583	12,547	11,601	46,440	50,337
	Total amortization expense	$12,576	$14,184	$12,595	$50,418	$56,886
(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$1	$1	$1	$6	$8
	Cost of service revenue	—	—	—	—	4
	Research and development	8	8	8	31	82
	Sales and marketing	2	2	3	9	18
	General and administrative	—	—	1	1	7
	Total acquisition related depreciation expense	$11	$11	$13	$47	$119
(4)	Legal (benefit) expense related to civil judgments included in this amount is as follows:
	General and administrative	$—	$(4,510)	$—	$—	$(4,380)
	Total legal judgments expense	$—	$(4,510)	$—	$—	$(4,380)
(5)	Change in fair value of derivative instrument included in this amount is as follows:
	Interest and other (income) expense, net	$—	$—	$—	$—	$(206)
	Total change in fair value of derivative instrument	$—	$—	$—	$—	$(206)
(6)	Loss on extinguishment of debt included in this amount is as follows:
	Interest and other (income) expense, net	$—	$—	$1,134	$1,134	$—
	Total loss on extinguishment of debt	$—	$—	$1,134	$1,134	$—
(7)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(8,004)	$(3,743)	$(9,695)	$(36,503)	$(29,828)
	Total income tax adjustments	$(8,004)	$(3,743)	$(9,695)	$(36,503)	$(29,828)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2025	2024	2023	2025	2024

Income (loss) from operations (GAAP)	$19,886	$(36,976)	$61,713	$(367,602)	$(149,826)
Income (loss) from operations (GAAP) as a % of revenue	9.7%	(18.2)%	24.5%	(44.7)%	(18.1)%
Previous adjustments to determine non-GAAP income from operations	27,391	75,985	28,033	562,717	336,878
Non-GAAP Income from operations	$47,277	$39,009	$89,746	$195,115	$187,052
Depreciation excluding acquisition related-depreciation expense	3,009	3,863	3,077	13,321	17,981
Non-GAAP EBITDA from operations	$50,286	$42,872	$92,823	$208,436	$205,033
Non-GAAP EBITDA from operations as a % of revenue	24.5%	21.1%	36.8%	25.3%	24.7%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'25	FY'26
Revenue	$822.7	~ $825 million to ~$865 million

	FY'25	FY'26
GAAP net income (loss)	$(366.9)	~$80 million to ~$91 million
Amortization of intangible assets	$50.4	~$47 million
Share-based compensation expenses	$64.8	~$62 million
Acquisition related depreciation expense	$—	0
Loss on debt extinguishment	$1.1	—
Restructuring charges	$20.5	~$1 million
Goodwill impairment	$427.0	—
Total adjustments	$563.8	~$110 million
Related impact of adjustments on income tax	$(36.5)	(~$22 million)
Non-GAAP net income	$160.4	~$168 million to ~$179 million

GAAP net income (loss) per share (diluted)	$(5.12)	~$1.07 to ~$1.22
Non-GAAP net income per share (diluted)	$2.22	~$2.25 to ~$2.40

Average weighted shares outstanding (diluted GAAP)	71.6	~74 million to ~75 million
Average weighted shares outstanding (diluted Non-GAAP)	72.2	~74 million to ~75 million
**Figures in table may not total due to rounding